SUBSIDIARY LISTING

The Company:
  Arrow Electronics, Inc., a New York corporation

Subsidiaries:
  Arrow Electronics International, Inc., A Virgin Islandscorporation

  Arrow Electronics Canada Ltd., a Canadian corporation

  Lex Electronics Ltd., a Canadian corporation

  Arrow Electronics Credit Corporation, a Delaware corporation

  Schuylkill Metals of Plant City, Inc., a Delaware corporation

  Arrow Electronics International Inc., a Delaware corporation

  Arrow Electronics (UK) Inc., a Delaware corporation

  Arrow/TEK Ltd., a Japanese joint venture (50% owned)

  Capstone Electronics Corp., a Delaware corporation

  High Tech Ad, Inc., a New York corporation

  Arrow-Field Oy, a Finnish company

  Arrow-TH:s Elektronik AB, a Swedish company

  ARROW Electronics Distribution Group - Europe B.V., a Dutch company and
     Subsidiaries which include (1):

     Arrow Electronics (UK) Limited, a British company
     RR Electronics Limited, a British company
     Axiom Electronics Limited, a British company
     Jermyn Holdings Limited, a British company and Subsidiaries
     Microprocessor & Memory Distribution Ltd., a British company
     EDI Electronics Distribution International (France) SA, a French company Arrow Electronique S.A., a French company
     Generim S.A., a French company
     Feutrier S.A., a French company
     CCI Electronique S.A., a French company
     Arrow Electronics GmbH, a German company (2)
     ARROW ATD Netherlands B.V., a Dutch company (3)
     ARROW Amitron Netherlands B.V., a Dutch company (4)

  (1) ARROW Electronics Distribution Group - Europe B.V. also owns 61% of the shares of Silverstar Ltd. S.p.A. (which owns other Italian subsidiaries).

  (2) Arrow Electronics GmbH owns a 70% interest in Spoerle Electronic Handelgesellschaft mbH (which owns subsidiaries in Germany, Holland, Belgium, Switzerland, and Austria).

  (3) ARROW ATD Netherlands B.V. owns 55% of the shares of ATD
       Electronica S.A..

  (4)  ARROW Amitron Netherlands B.V. owns 55% of the shares of
        Amitron-Arrow S.A..



  Components Agent Limited, a British Virgin Islands company and
     Subsidiaries which include:

     Components Agent Limited, a Hong Kong company
     Components Agent China Limited, a Hong Kong company Components Agent Korea Limited, a Hong Kong company Components Agent Taiwan Limited, a Hong Kong company Components Assembly & Sales Pte Ltd, a Singapore company Casl. (M) Sdn. Berhad, a Malaysian company